Exhibit 10.19

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) dated as of April 27, 2018 (the “Effective Date”) among SILICON VALLEY BANK, a California corporation (“Bank”), as collateral agent (in such capacity, “Collateral Agent”) for itself and the Lenders (as defined below), the Lenders listed on Schedule 1.1 hereof or otherwise party hereto from time to time including Bank in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), ITERUM THERAPEUTICS INTERNATIONAL LIMITED, a company incorporated under the laws of Ireland, with company number 564304 and having its registered office at Block 2, Floor 3, Harcourt Centre, Harcourt Street, Dublin 2 (“Iterum International”), ITERUM THERAPEUTICS US HOLDING LIMITED, a Delaware corporation (“US Holding Limited”), and ITERUM THERAPEUTICS US LIMITED, a Delaware corporation (“US Limited”; together with Iterum International and US Holding Limited, individually and collectively, jointly and severally, “Borrower”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders. The parties agree as follows:

1. ACCOUNTING AND OTHER TERMS

1.1 Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.

1.2 All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

2. LOANS AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay each Lender, the outstanding principal amount of all Term Loans advanced to Borrower by each Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2 Term Loans.

(a) Availability.

(i) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate amount of Fifteen Million Dollars ($15,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”). After repayment, no Term A Loan may be re-borrowed.

(ii) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower in an aggregate amount up to Fifteen Million Dollars ($15,000,000.00) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”; each Term A Loan or Term B Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans and the Term B Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term B Loan may be re-borrowed.

(b) Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to twenty-nine (29) months; provided, that if Borrower draws a Term B Loan, then the foregoing clause (3) shall be based upon a repayment schedule equal to twenty-four (24) months. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

(c) Mandatory Prepayments. If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, plus (iv) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the Final Payment in respect of the Term Loan(s).

(d) Permitted Prepayment of Term Loans. Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, plus (D) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.

2.3 Payment of Interest on the Credit Extensions.

(a) Interest Rate.

(i) Term Loans. Subject to Section 2.3(b), the principal amount outstanding under each Term Loan shall accrue interest at a floating per annum rate equal to the greater of (a) eight and thirty-one hundredths of one percent (8.31%) or (b) three and eighty-nine-hundredths of one percent (3.89%) above the Prime Rate, which interest shall be payable monthly.

(b) Payment; Computation of Interest. Interest is payable monthly on the first (1st) calendar day of each month and is calculated on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days. In computing interest on any Credit Extension, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

(c) Default Rate. Upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that would otherwise be applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest provided in this Section 2.3(d) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(d) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

2.4 Payments; Application of Payments; Debit of Accounts.

(a) All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

(b) Collateral Agent has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which a Lender shall allocate or apply any payments required to be made by Borrower to a Lender or otherwise received by a Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c) Collateral Agent may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Collateral Agent when due. These debits shall not constitute a set-off.

2.5 Fees. Borrower shall pay to Collateral Agent:

(a) Final Payment. The Final Payment, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(b) Prepayment Fee. The Prepayment Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(c) Non-Utilization Fee. A fully earned, non-refundable non-utilization fee to be shared between the Lenders pursuant to their respective Commitment Percentages payable as follows: following the commencement of the Second Draw Period, if Borrower has elected not to request a draw of the full Term B Loan amount, then, on the termination date of the Second Draw Period, Borrower shall pay to the Lenders an amount equal to one and one half percent (1.5%) of the aggregate undrawn principal amount of the Term B Loan to be shared between the Lenders pursuant to their respective Pro Rata Shares. For the purposes of clarity, Borrower shall be responsible for the non-utilization fee even if Borrower elects to prepay during the Second Draw Period; and

(d) Lenders’ Expenses. All Lenders’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if there is no stated due date, upon demand by Collateral Agent).

2.6 Withholding.

Payments received by the Lenders from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Lenders, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority; provided, that Borrower shall not be required to make such increased payment to a Lender (i) who is not a United States Person (as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) and who has not provided a duly executed original IRS Form W-8BEN, W-8BEN-E, E-8ECI or W-8IMY, as appropriate, or any successor for prescribed by the IRS, certifying that such non-U.S. Lender is entitled to an exemption from U.S. withholding tax on interest and other amounts payable under this Agreement, or (ii) who is a United States Person and who has not provided a duly executed original IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax. Borrower will, upon request, furnish the Lenders with proof reasonably satisfactory to the Lenders indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement.

If any Lender determines, in its sole discretion exercised in good faith, that it has received a cash refund directly from Borrower’s taxing authorities of any taxes which have been withheld or deducted by Borrower on behalf of such Lender and paid such withheld or deducted amount to the relevant Governmental Authority, such Lender shall pay to Borrower an amount equal to such cash refund (but only to the extent that the applicable payments to such Lender, related to such refund, were in a net sum equal to the sum which it would have received had no withholding or deduction been required), net of all out-of-pocket expenses (including taxes) of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Borrower, upon the request of such Lender, shall repay to such Lender the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any Lender be required to pay any amount to a Borrower pursuant to this paragraph the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower, any other Loan Party or any other Person.

2.7 Lender Status Confirmation

(a) Each Lender by executing this Agreement on the date hereof represents and warrants that it is a Qualifying Lender (other than solely by virtue of being a Treaty Lender) as of the date of this Agreement.

(b) Each Lender which becomes a party to this Agreement after the Effective Date ,and each Person who, as a result of a Lender Transfer, becomes beneficially entitled to any interest payable in respect of an advance under this Agreement (each a “New Lender”), shall indicate, in the documentation which it executes on becoming a party to this Agreement as a Lender or otherwise entitled to interest payable under this Agreement (a copy of which shall be provided to Borrower), which of the following categories it falls in:

(i) not a Qualifying Lender;

(ii) a Qualifying Lender (other than solely by virtue of being a Treaty Lender); or

(iii) a Treaty Lender.

(c) If a New Lender fails to indicate its status in accordance with this Section 2.7 then such New Lender shall be treated for the purposes of this Agreement (including by Borrower) as if it is not a Qualifying Lender until such time as it notifies Collateral Agent and Borrower. For the avoidance of doubt, the documentation which a New Lender executes on becoming a party to this Agreement as a Lender shall not be invalidated by any failure of a New Lender to comply with this Section 2.7. For the avoidance of doubt, the failure of any New Lender to provide such details shall not constitute a breach of this Agreement by such New Lender.

(d) Any Lender and New Lender, following a written request from Borrower shall (i) use commercially reasonable efforts to provide details of its name, address and country of tax residence to enable Borrower to comply with its reporting obligation under section 891A of the TCA; and (ii) use commercially reasonable efforts to confirm to Borrower if there has been any change in its status as Qualifying Lender since the date such Lender or New Lender became a party to this Agreement or otherwise entitled to interest payable under this Agreement. If a Lender or New Lender fails to indicate its status in accordance with this Section 2.7(d) then such Lender or New Lender shall be treated for the purposes of this Agreement (including by Borrower) as if it is not a Qualifying Lender until such time as it notifies Collateral Agent and Borrower. For the avoidance of doubt, the failure of any Lender to provide such details shall not constitute a breach of this Agreement by such Lender.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make a Term A Loan is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

(a) original Loan Documents, each duly executed by Borrower, each Subsidiary of Borrower and each Guarantor, as applicable, that is a Loan Party;

(b) duly executed Warrants, together with a capitalization table and copies of Irish Parent’s equity documents;

(c) duly executed original Control Agreements with respect to any Collateral Accounts maintained by Borrower (save for Iterum International’s Deposit Accounts maintained with financial institutions in Ireland, in respect of which Iterum International shall deliver notices of assignment in a form agreed with Collateral Agent to the relevant bank or financial institution on the Effective Date), each Subsidiary of Borrower that is a Loan Party and each Guarantor to the extent Control Agreements are recognized under local laws, and if not recognized then each Guarantor shall deliver notices of assignment in a form agreed with Collateral Agent to the relevant bank or financial institution on the Effective Date;

(d) the certificate(s) for the Shares, together with stock transfer forms, duly executed in blank;

(e) the Operating Documents and good standing certificates or letter of good standing (as appropriate) of Borrower and each Subsidiary of Borrower that is a Loan Party and each Guarantor certified by the Secretary of State (or equivalent agency) of Borrower’s, such Subsidiary’s and such Guarantor’s jurisdiction of incorporation, organization or formation (to the extent that such concept exists in such jurisdiction) and each jurisdiction in which Borrower, each Subsidiary of Borrower that is a Loan Party and each Guarantor qualified to conduct business (in each jurisdiction where such qualification is required), each as of a date no earlier than thirty (30) days prior to the Effective Date;

(f) Irish Debenture duly executed;

(g) duly signed/executed copies of all notices and deliverables (including but not limited to stock transfer forms, dividend mandates and letters of authority) required under the Irish Debenture;

(h) a completed Perfection Certificate for Borrower, each Subsidiary of Borrower that is a Loan Party and each Guarantor;

(i) the Annual Projections, for the current calendar year;

(j) duly executed original officer’s certificate for Borrower, each Subsidiary of Borrower that is a Loan Party and each Guarantor that is a party to the Loan Documents, in a form acceptable to Collateral Agent and the Lenders;

(k) certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(l) a bailee waiver executed in favor of Collateral Agent in respect of each third party bailee where Borrower, any Subsidiary of Borrower that is a Loan Party or any Guarantor maintains Collateral having a book value in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the United States (except for contract manufacturers and clinical sites identified on the Perfection Certificates to the extent that any such contract manufacturer and clinical site maintains Collateral having a book value in the aggregate not in excess of Five Hundred Thousand Dollars ($500,000.00) per location) and, to the extent Collateral Agent deems appropriate, outside the United States;

(m) a duly executed legal opinion of counsel to Borrower, each Subsidiary of Borrower that is a Loan Party and each Guarantor dated as of the Effective Date;

(n) a copy of any applicable Registration Rights Agreement or Investors’ Rights Agreement and any amendments thereto;

(o) up to date searches against each of (i) Irish Parent and (ii) Iterum International in the CRO and High Court Central Office in Ireland and all other appropriate registries or public offices and searches from the High Court register of petitions for liquidations and bankruptcy together with explanations satisfactory to Collateral Agent of all acts appearing thereon; and

(p) payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.2 Conditions Precedent to all Credit Extensions. The obligations of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) except as otherwise provided in Section 3.4, timely receipt of an executed Payment/Advance Form;

(b) the representations and warranties in this Agreement shall be true, accurate and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement are true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c) each Lender determines in its sole discretion that there has not been any Material Adverse Change.

3.3 Post-Closing Conditions. Collateral Agent shall have received, in form and substance satisfactory to Collateral Agent and each Lender:

(a) within sixty (60) days of the Effective Date, evidence satisfactory to Collateral Agent and each Lender that each Loan Party has closed all of its deposit or current accounts maintained outside of Collateral Agent (other than such Loan Party’s deposit or current accounts maintained at Bank of Ireland in accordance with the terms of this Agreement and such Loan Party’s deposit or current accounts maintained at Bank of America for which such Loan Party shall have ninety (90) days following the Effective date to close), move any funds from such accounts to deposit or current accounts maintained at Collateral Agent, and maintain all of each Loan Party’s and its Subsidiaries’ deposit or current accounts with Collateral Agent or its Affiliates in accounts subject to Control Agreements in favor of Collateral Agent; provided that until each Loan Party closes all such deposit or current accounts maintained outside of Collateral Agent, such deposit accounts shall be required to be subject to Control Agreements in favor of Collateral Agent (save for any accounts maintained by such Loan Party at Bank of America so long as the aggregate balance in such accounts at no time exceeds One Hundred Thousand Dollars ($100,000) and accounts maintained at Bank of Ireland in accordance with the terms of this Agreement);

(b) on or before June 15, 2018, (i) evidence satisfactory to Collateral Agent and each Lender that the stockholders of Irish Parent have ratified (X) the amendments made prior to the Effective Date to the Constitution of Iterum International, and (Y) all actions taken in respect of the debt financing arrangement and the issuance of the Warrants under the terms of this Agreement; and (ii) evidence satisfactory to Collateral Agent that the Board of Directors of the Irish Parent has ratified the Irish Parent’s entry into the IP Security Agreement;

(c) within thirty (30) days of the Effective Date, (i) evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Lenders, and (ii) delivery of duly executed supplemental deed to the Irish Debenture, pursuant to which Iterum International (and the Irish Parent, if necessary) charges and assigns its interest in its specific insurance policies in favor of the Collateral Agent, for the ratable benefit of the Lenders; and

(d) within seven (7) days of the Effective Date, delivery of duly executed original Control Agreement, in form reasonably satisfactory to Collateral Agent, with respect to any Collateral Accounts maintained by Borrower at Morgan Stanley.

3.4 Covenant to Deliver. Except as otherwise provided in Section 3.3, Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent and/or the Lenders under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in each Lender’s sole discretion.

3.5 Procedures for Borrowing.

(a) Term Loans. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail or telephone by 12:00 p.m. Pacific time on the Funding Date of such Term Loan. Together with any such electronic notification, Borrower shall deliver to Bank by electronic mail a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit the Term Loan to the Designated Deposit Account on the Funding Date of such Term Loan. Bank may make the Term Loans under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Term Loans are necessary to meet Obligations which have become due.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

All Obligations shall also be secured by the Irish Debenture and any and all other security agreements, mortgages or other collateral granted to Collateral Agent by Borrower as security for the Obligations now or in the future.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s Lien (including, Collateral Agent’s Lien pursuant to the Irish Debenture, the IP Agreement and the US Pledge Agreement, to the extent that they are deemed to have priority to the Liens created hereunder)).

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to make Credit Extensions has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Collateral Agent shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s Lien and any other exceptions set out in this Agreement (including, Collateral Agent’s Lien pursuant to the Irish Debenture, the IP Agreement and the US Pledge Agreement, to the extent that they are deemed to have priority to the Liens created hereunder). If Borrower shall acquire a commercial tort claim (as defined in the Code), Borrower, shall promptly notify Collateral Agent in a writing signed by Borrower, as the case may be, of the general details thereof (and further details as may be required by Collateral Agent) and grant to Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

4.3 Authorization to File Financing Statements. Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.

Iterum International hereby irrevocably and unconditionally authorizes William Fry, to file, at the cost and expense of Iterum International, all required security registration forms (the form and content of which have been agreed between William Fry and A&L Goodbody on behalf of Iterum International in advance) relating to any Loan Document. For the avoidance of doubt, this clause permits William Fry to insert the e-mail address of one of its solicitors in any form or forms filed under section 409 of the Companies Act 2014 for the purpose of receiving a certificate of registration of a charge from the CRO. In addition, Iterum International agrees and acknowledges that it is its responsibility to comply with the requirements of and the procedures set out in the Companies Act 2014 and that William Fry has no liability or responsibility to Iterum International for any failure to comply in full or in part with any such requirement or procedure where such failure is due to anything outside the reasonable control of William Fry.

4.4 Pledge of Collateral. Borrower hereby pledges, assigns and grants to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all the Shares, other than the Irish Shares (for so long as the security interest in the Irish Shares granted pursuant to the Irish Security Documents remains in effect), together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Effective Date, or, to the extent not certificated as of the Effective Date, within ten (10) days of the certification of any Shares, the certificate or certificates for the Shares will be delivered to Collateral Agent, accompanied by an instrument of assignment duly executed in blank by Borrower (or in the case of any Irish Shares, stock transfer forms, duly executed in blank). To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Collateral Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Collateral Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Collateral Agent or its transferee. Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Collateral Agent may reasonably request to perfect or continue the perfection of Collateral Agent’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any and all voting and/or other rights and powers with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that such rights and powers shall not be exercised in any manner that would and no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows:

5.1 Due Organization, Authorization: Power and Authority. Each Loan Party and each of its respective Subsidiaries is duly existing and, where applicable, in good standing as a Registered Organization in its jurisdictions of organization or formation/incorporation and each Loan Party and each of its respective Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. Irish Parent is a public limited company and Iterum International is a private limited company, and each are duly incorporated and validly existing under the laws of Ireland and has power to carry on its business as it is now being conducted and to own its property and other assets. In connection with this Agreement, each Loan Party and each of its respective Subsidiaries has delivered to Collateral Agent a completed perfection certificate signed by an officer of such Loan Party or such Subsidiary (each as updated from time to time, as permitted hereunder, a “Perfection Certificate” and collectively, the “Perfection Certificates”). Loan Parties represent and warrant that (a) each Loan Party and each of its respective Subsidiaries’ exact legal name is that which is indicated on its respective Perfection Certificate and on the signature page of each Loan Document to which it is a party; (b) each Loan Party and each of its respective Subsidiaries is an organization of the type and is organized or incorporated in the jurisdiction set forth on its respective Perfection Certificate; (c) each Perfection Certificate accurately sets forth each of Loan Parties’ and its respective Subsidiaries’ organizational identification or registration number or accurately states that such Loan Party or such Subsidiary has none, as appropriate; (d) each Perfection Certificate accurately sets forth each Loan Party’s and each of its respective Subsidiaries’ registered office or place of business, or, if more than one, its chief executive office as well as each Loan Party’s and each of its respective Subsidiaries’ mailing address (if different than its registered office or chief executive office); (e) each Loan Party and each of its respective Subsidiaries (and each of its respective predecessors) have not, in the past five (5) years, changed its jurisdiction of incorporation or organization, organizational structure or type (except that Irish Parent re-registered in Ireland as a public limited company on March 20, 2018), or any organizational or registration number assigned by its jurisdiction of organization or registration; and (f) all other information set forth on the Perfection Certificates pertaining to each Loan Party and each of its respective Subsidiaries, is accurate and complete (it being understood and agreed that each Loan Party and each of its respective Subsidiaries may from time to time update certain information in the Perfection Certificates (including the information set forth in clause (d) above) after the Effective Date to the extent permitted by one or more specific provisions in this Agreement); such updated Perfection Certificates subject to the review and approval of Collateral Agent. If any Loan Party or any of its respective Subsidiaries is not now a Registered Organization but later becomes one, the Loan Party shall notify Collateral Agent of such occurrence and provide Collateral Agent with such Person’s organizational identification number within five (5) Business Days of receiving such organizational identification number.

The execution, delivery and performance by each Loan Party and each of its respective Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of such Loan Party’s or such Subsidiaries’ respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or such Subsidiary, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or are being obtained pursuant to Section 6.1(b)), or (v) conflict with, contravene, constitute an event of default or breach under, or result in or permit the termination or acceleration of, any material agreement by which any such Loan Party or any of such Subsidiaries, or their respective properties, is bound. Neither any Loan Party nor any of its respective Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

5.2 Collateral.

(a) Each Loan Party and each of its respective Subsidiaries have good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents to which it is party, free and clear of any and all Liens except Permitted Liens, and neither any Loan Party nor any of its respective Subsidiaries has any Collateral Accounts at or with any bank or financial institution other than Collateral Agent or Collateral Agent’s Affiliates other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith with respect of which such Loan Party or such Subsidiary has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

(b) Except as disclosed on the Perfection Certificate, (i) the Collateral is not in the possession of any third party bailee (such as a warehouse), and (ii) no such third party bailee possesses components of the Collateral in excess of Two Hundred Fifty Thousand Dollars ($250,000.00). None of the components of the Collateral shall be maintained at locations other than as disclosed in the Perfection Certificates on the Effective Date or as permitted pursuant to Section 6.11.

(c) All Inventory is in all material respects of good and marketable quality, free from material defects.

(d) Each Loan Party and each of its respective Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens. (i) Each Patent which each Loan Party and their respective Subsidiaries owns or purports to own and which is material to the business is valid and enforceable and no part of any Loan Party’s or any of their respective Subsidiaries’ Intellectual Property material to the business has been judged invalid or unenforceable, in whole or in part, and (ii) to the best of each Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property or any practice by any Loan Party or any of their respective Subsidiaries violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Change. Except as noted on the Perfection Certificates, neither any Loan Party nor any of their respective Subsidiaries is a party to, nor is bound by, any material license or other material agreement with respect to which such Loan Party or such Subsidiary is the licensee that (i) prohibits or otherwise restricts such Loan Party or such Subsidiaries from granting a security interest in such Loan Party’s or such Subsidiaries’ interest in such material license or material agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral. Loan Parties shall provide written notice to Collateral Agent and each Lender within ten (10) days of any Loan Party or any of their respective Subsidiaries entering into or becoming bound by any license or agreement with respect to which such Loan Party or any Subsidiary is the licensee (other than over-the-counter software that is commercially available to the public).

5.3 Litigation. Except as disclosed (i) on the Perfection Certificates, or (ii) in accordance with Section 6.9 hereof, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against any Loan Party or any of their respective Subsidiaries involving more than, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000.00).

5.4 No Material Deterioration in Financial Condition; Financial Statements. All consolidated financial statements for the Loan Parties and their Subsidiaries, delivered to Collateral Agent fairly present, in conformity with GAAP, in all material respects the consolidated financial condition of the Loan Parties and their Subsidiaries, and the consolidated results of operations of the Loan Parties and their Subsidiaries as of the dates and for the periods presented (except with respect to unaudited financial statements, subject to normal year-end non-cash adjustments and for the absence of footnotes). There has not been any material deterioration in the consolidated financial condition of the Loan Parties and their Subsidiaries since the date of the most recent financial statements submitted to any Lender.

5.5 Solvency. The Loan Parties and each of their Subsidiaries, taken as a whole, are Solvent.

5.6 Regulatory Compliance. No Loan Party nor any of their respective Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Loan Party nor any of their respective Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Loan Party and each of their respective Subsidiaries has complied in all material respects with all Requirements of Law, including the Federal Fair Labor Standards Act. No Loan Party nor any of their respective Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. No Loan Party nor any of their respective Subsidiaries has violated any Requirements of Law, the violation of which could reasonably be expected to have a Material Adverse Change. No Loan Party’s nor any of their respective Subsidiaries’ properties or assets has been used by any such Loan Party or such Subsidiary or, to Loan Party’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Each Loan Party and each of their respective Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of any Loan Party nor any of their respective Subsidiaries, or any of Loan Party’s or their respective Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of any Loan Party or any of their respective Subsidiaries, or to the knowledge of Loan Party and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.7 Investments. No Loan Party nor any of their respective Subsidiaries owns any stock, shares, partnership or other ownership interests or other equity securities except for Permitted Investments.

5.8 Tax Returns and Payments; Pension Contributions. Each Loan Party and each of their respective Subsidiaries has timely filed, or timely obtained extensions for the filing of, all required tax returns and reports or extensions thereof, and each Loan Party and each of their respective Subsidiaries, has timely paid all foreign, federal, material state and local taxes, assessments, deposits and contributions owed by each Loan Party and such Subsidiaries, in all jurisdictions in which each Loan Party or any such Subsidiary is subject to taxes, including the United States, unless such taxes are being contested in accordance with the following sentence; provided that state and local taxes shall be deemed material to the extent that they exceed Twenty Five Thousand Dollars ($25,000) in the aggregate. Each Loan Party and each of their respective Subsidiaries, may defer payment of any contested taxes, provided that such Loan Party or such Subsidiary, (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Collateral Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” No Loan Party nor any of their respective Subsidiaries is aware of any claims or adjustments proposed for any of such Loan Party’s or such Subsidiaries’, prior tax years which could result in (i) additional foreign and/or federal taxes becoming due and payable by such Loan Party or such Subsidiaries, or (ii) additional state and/or local taxes becoming due and payable by such Loan Party or such Subsidiaries in excess of Twenty Five Thousand Dollars ($25,000) in the aggregate. Each Loan Party and their respective Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Loan Party nor any of their respective Subsidiaries have, withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of any Loan Party or any of their respective Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.9 Use of Proceeds. Loan Parties shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes.

5.10 Shares. Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

5.11 Full Disclosure. No written representation, warranty or other statement of any Loan Party or any of their respective Subsidiaries in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Loan Parties in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Loan Parties’ knowledge or awareness, to the “best of” Loan Parties’ knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

5.13 Group Structure. Irish Parent constitutes a holding company of each Borrower and each Borrower constitutes a subsidiary of Irish Parent. The terms “holding company” and subsidiary” in this Section 5.13 shall have the meanings ascribed to the same in Sections 7 and 8 of the Companies Act 2014.

5.14 Financial Assistance. No part of the Credit Extensions or the Bank Services shall be used directly or indirectly for a purpose which is prohibited by Section 82 of the Companies Act 2014.

5.15 Centre of Main Interests. Each of Irish Parent and Iterum International has its Centre of Main Interests for the purposes of Regulation (EU) 2015-2848 of 20 May 2015 on insolvency proceedings (recast) located in Ireland.

6. AFFIRMATIVE COVENANTS

Borrower shall, and shall cause each other Loan Party and their respective Subsidiaries to, do all of the following:

6.1 Government Compliance.

(a) Maintain each Loan Party’s and their respective Subsidiaries’ legal existence and good standing (where applicable) in their respective jurisdictions of organization or incorporation (to the extent that such concept exists in such jurisdiction) and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. Comply with all laws, ordinances and regulations to which each Loan Party or any of their respective Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.

(b) Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by each Loan Party and their respective Subsidiaries of their respective businesses and obligations under the Loan Documents to which each is party and the grant of a security interest to Collateral Agent for the ratable benefit of the Lenders, in all of the Collateral and, in particular, registration of particulars of this Agreement, the Irish Debenture and any other Loan Document that requires registration at the CRO pursuant to Part 7 of the Companies Act 2014 on or prior to the date which is 21 days after the date of the creation of registrable security pursuant to those documents. Loan Parties shall promptly provide copies to Collateral Agent of any material Governmental Approvals obtained by Borrower, each other Loan Party and their respective Subsidiaries.

6.2 Financial Statements, Reports, Certificates. Deliver to each Lender:

(a) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet, income statement and cash flow statement covering the unaudited consolidated operations of the Loan Parties and their respective Subsidiaries for such month certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent;

(b) as soon as available, but no later than one hundred twenty (120) days after the last day of Loan Parties’ fiscal year or within five (5) days of filing with the SEC, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion; provided that such unqualified opinion may include a going concern explanatory paragraph;

(c) as soon as available after approval thereof by Irish Parent’s Board of Directors, but no later than sixty (60) days after the last day of each of Loan Party’s fiscal years, Loan Parties’ annual financial projections for the entire current fiscal year as approved by

Irish Parent’s Board of Directors, which such annual financial projections shall be set forth in a month-by-month format (such annual financial projections as originally delivered to Collateral Agent and the Lenders are referred to herein as the “Annual Projections”; provided that, any revisions of the Annual Projections approved by Irish Parent’s Board of Directors shall be delivered to Collateral Agent and the Lenders no later than seven (7) days after such approval);

(d) within five (5) days of delivery, copies of all statements, reports and notices made available to any Loan Party’s security holders or holders of Subordinated Debt;

(e) in the event that any Loan Party becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission,

(f) together with the Compliance Certificate, notice of any amendments of or other changes to the capitalization table of each Loan Party and to the Operating Documents of such Loan Parties or any of their respective Subsidiaries, together with any copies reflecting such amendments or changes with respect thereto; provided that, in addition to the foregoing, the Loan Parties shall give prompt notice of any material amendments of or other material changes to the capitalization table of each Loan Party and to the Operating Documents of such Loan Parties or any of their respective Subsidiaries, together with any copies reflecting such amendments or changes with respect thereto; provided, however, for so long as Irish Parent’s ordinary shares are traded on a nationally recognized securities exchange following Irish Parent’s initial registered public offering, then the Loan Parties shall not be required to provide notice of any amendments of or other changes to the capitalization table of Irish Parent hereunder;

(g) prompt notice of (A) any material change in the composition of the Intellectual Property, (B) the registration of any copyright, including any subsequent ownership right of each Loan Party or any of their respective Subsidiaries in or to any copyright, patent or trademark, including a copy of any such registration on a monthly basis, and (C) any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;

(h) except with respect to Collateral Accounts maintained with Collateral Agent, as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month-end account statements for each Collateral Account maintained by each Loan Party and their respective Subsidiaries, which statements may be provided to Collateral Agent and each Lender by such Loan Party or directly from the applicable institution(s);

(i) a prompt written notice to Collateral Agent and the Lenders of any litigation or governmental proceedings pending or threatened (in writing) against any Loan Party or any of their respective Subsidiaries, which could reasonably be expected to result in damages or costs to any Loan Party or any of their respective Subsidiaries of, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000.00) or more or which could reasonably be expected to have a Material Adverse Change;

(j) concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than thirty (30) days after the last day of each month, deliver to each Lender, a duly completed Compliance Certificate signed by a Responsible Officer;

(k) without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Loan Parties becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Loan Parties shall give written notice to Collateral Agent and each Lender of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default; and

(l) other information as reasonably requested by Collateral Agent or any Lender.

Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Loan Parties post such documents, or provide a link thereto, on Loan Parties’ website on the internet at Loan Parties’ website address.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between any Loan Party or any of their respective Subsidiaries, and their respective Account Debtors shall follow such Loan Party’s or such Subsidiary’s, customary practices as they exist at the Effective Date. Borrower must promptly notify Collateral Agent and the Lenders of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00). individually or in the aggregate in any calendar year.

6.4 Taxes; Pensions. Timely file and require each Loan Party and each of their respective Subsidiaries to timely file, all required tax returns and reports (or extensions thereof) and timely pay, and require each Loan Party and each of their respective Subsidiaries to timely pay, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by each Loan Party’s or each of their respective Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to the Lenders, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.

6.5 Insurance.

(a) Keep each Loan Party’s and each of their respective Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in each Loan Party’s and each of their respective Subsidiaries’ industry and location and as Collateral Agent may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Loan Parties, and in amounts that are reasonably satisfactory to Collateral Agent and Lenders. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent, as additional insured. The Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent twenty (20) days (ten (10) days for non-payment of premium) prior written notice before any such policy or policies shall be materially altered or canceled. At Collateral Agent’s request, Loan Parties shall deliver certified copies of policies and evidence of all premium payments.

(b) Ensure that proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Loan Parties shall have the option of applying the proceeds of any casualty policy up to Five Hundred Thousand Dollars ($500,000.00) with respect to any loss, but not exceeding Five Hundred Thousand Dollars ($500,000.00), in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest (except for Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s Lien (including, Collateral Agent’s Lien pursuant to the Irish Debenture, the IP Agreement and the US Pledge Agreement, to the extent that they are deemed to have priority to the Liens created hereunder)), and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations.

(c) If any Loan Party or any of their respective Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make, at Loan Parties’ expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.

6.6 Operating Accounts.

(a) Subject to Section 3.3 and 6.6(b), maintain all of Loan Parties’ and their respective Subsidiaries’ Collateral Accounts with Collateral Agent or its Affiliates in accounts which are subject to a Control Agreement in favor of Collateral Agent; provided, however, the Irish Collateral Accounts may be held at Bank of Ireland and shall be subject to and must comply with the provisions set forth in the Irish Law Security Documents and so long as the aggregate balance in such Irish Collateral Accounts at no time exceeds One Million Euros (€1,000,000).

(b) Loan Parties shall provide Collateral Agent five (5) days’ prior written notice before any Loan Party or any of their respective Subsidiaries establishes any Collateral Account at or with any Person other than Collateral Agent or its Affiliates. In addition, for each

Collateral Account that any Loan Party or any of their respective Subsidiaries, at any time maintains, such Loan Party or any of their respective Subsidiaries shall cause the applicable bank or financial institution (other than Collateral Agent) at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder, and to the extent such perfection is recognized under local laws, prior to, or simultaneously with, the establishment of such Collateral Account, which Control Agreement may not be terminated without prior written consent of Collateral Agent. In addition, for each Collateral Account that Iterum International or Irish Parent, at any time maintain and/or open after the date of this Agreement with financial institutions in Ireland, Iterum International and/or Irish Parent shall serve notices of assignment in a form agreed with Collateral Agent on the relevant bank or financial institution, prior to, or simultaneously with, the establishment of such Collateral Account. The provisions of the previous sentences shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Loan Parties’, or any of its Subsidiaries’, employees and identified to Collateral Agent by Loan Parties as such in the Perfection Certificates, (ii) any Collateral Account maintained as a cash collateral account for the sole purposes of securing Indebtedness permitted pursuant to clauses (f) and (g) of the definition of Permitted Indebtedness, and (iii) the Bank of America accounts so long as the aggregate balance in such accounts at no time exceeds One Hundred Thousand Dollars ($100,000) and all such accounts are closed within ninety (90) days of the Effective Date and the funds in such accounts are transferred to Collateral Accounts which are subject to a Control Agreement in favor of Collateral Agent.

(c) No Loan Party nor any of their respective Subsidiaries shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with Sections 6.6(a) and (b).

6.7 Reserved.

6.8 Protection and Registration of Intellectual Property Rights.

(a) Loan Parties and each of their respective Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Loan Parties’ business; (b) promptly advise Collateral Agent in writing of material infringement by a third party or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (c) not allow any Intellectual Property material to Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.

(b) If any Loan Party or any of their respective Subsidiaries (i) obtains any Patent, registered Trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then any Loan Party or any of their respective Subsidiaries shall provide written notice thereof monthly to Collateral Agent and each Lender and shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent (except for Permitted Liens that are permitted by the terms of this Agreement to have priority over Collateral Agent’s Lien (including, Collateral Agent’s Lien pursuant to the Irish Debenture, the IP Agreement and the US Pledge Agreement, to the extent that they are deemed to have priority to the Liens created hereunder)), for the ratable benefit of the Lenders, in such property. If any Loan Party or any of their respective Subsidiaries decides to register any Copyrights or mask works in the United States Copyright Office, such Loan Party shall: (x) provide Collateral Agent and each Lender with written notice monthly of any Loan Party’s or their respective Subsidiaries’ intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Collateral Agent may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent (except for Permitted Liens that are permitted by the terms of this Agreement to have priority over Collateral Agent’s Lien (including, Collateral Agent’s Lien pursuant to the Irish Debenture, the IP Agreement and the US Pledge Agreement, to the extent that they are deemed to have priority to the Liens created hereunder)), for the ratable benefit of the Lenders, in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Such Loan Party or any of their respective Subsidiaries shall promptly provide to Collateral Agent and each Lender with copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement necessary for Collateral Agent to perfect and maintain a first priority perfected security interest in such property (except for Permitted Liens that are permitted by the terms of this Agreement to have priority over Collateral Agent’s Lien (including, Collateral Agent’s Lien pursuant to the Irish Debenture, the IP Agreement and the US Pledge Agreement, to the extent that they are deemed to have priority to the Liens created hereunder)).

(c) Provide written notice to Collateral Agent within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Loan Parties shall take such commercially reasonable steps as Collateral Agent reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (1) any Restricted License to be deemed “Collateral” and for Collateral Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (2) Collateral Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Collateral Agent’s rights and remedies under this Agreement and the other Loan Documents.

6.9 Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, Loan Parties and each of Loan Party’s officers, employees and agents and Loan Parties’ Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Loan Parties.

6.10 Access to Collateral; Books and Records. Keep proper books of record and account in accordance with GAAP in all material respects, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Loan Parties shall, and shall cause each other Loan Party and each of their respective Subsidiaries to, allow Collateral Agent, at the sole cost of Loan Parties, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral. Such audits shall be conducted no more often than once every year (or more frequently as Collateral Agent shall determine conditions warrant, in its reasonable discretion) unless (and more frequently if) an Event of Default has occurred and is continuing. The foregoing inspections and audits shall be at Loan Parties’ expense, and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Collateral Agent’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Loan Parties and Collateral Agent schedule an audit more than ten (10) days in advance, and Loan Parties cancel or seek to reschedule the audit with less than ten (10) days written notice to Collateral Agent, then (without limiting any of Collateral Agent’s rights or remedies), Loan Parties shall pay Collateral Agent a fee of One Thousand Dollars ($1,000) plus any out-of-pocket expenses incurred by Collateral Agent to compensate Collateral Agent for the anticipated costs and expenses of the cancellation or rescheduling.

6.11 Landlord Waivers; Bailee Waivers. In the event that Loan Parties or any of their Subsidiaries that are Loan Parties, after the Effective Date, intends to add any new offices or business locations in the United States, and, to the extent Collateral Agent deems appropriate, outside the United States, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2 (except for contract manufacturers and clinical sites identified on the Perfection Certificates to the extent that any such contract manufacturer and clinical site maintains Collateral having a book value in the aggregate not in excess of Five Hundred Thousand Dollars ($500,000.00) per location), then Loan Parties or such Subsidiaries will first receive the written consent of Collateral Agent and, in the event that the new location is the chief executive office of such Loan Party or such Subsidiary or the Collateral at any such new location is valued in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate, such bailee or landlord, as applicable, must execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent substantially simultaneous with the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be.

6.12 Creation/Acquisition of Subsidiaries. In the event any Loan Party or any of their respective Subsidiaries creates or acquires any Subsidiary, Loan Party shall provide prior written notice to Collateral Agent and each Lender of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Collateral Agent or any Lender to cause each such Subsidiary to become a co-Borrower hereunder or to guarantee the

Obligations of Borrower under the Loan Documents to which it is party and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and each Loan Party (or each Loan Party or their respective Subsidiaries, as applicable) shall grant and pledge to Collateral Agent, for the ratable benefit of the Lenders, a perfected security interest in the Shares of each such newly created Subsidiary; provided that in the case of any additional Irish Law Security Documents, such additional Irish Law Security Documents shall be in substantially the same form as the Irish Law Security Documents delivered on the Effective Date.

6.13 Further Assurances.

(a) Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

(b) Deliver to Collateral Agent and the Lenders, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Loan Parties’ business or otherwise could reasonably be expected to have a Material Adverse Change.

7. NEGATIVE COVENANTS

Borrower shall not, and shall not permit any other Loan Party or any of their respective Subsidiaries to, do any of the following without the Lenders’ prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any Loan Party or any of their respective Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out, obsolete or surplus Equipment that is, in the reasonable judgment of Loan Parties, no longer economically practicable to maintain or useful in the ordinary course of business of Loan Parties; (c) in connection with Permitted Liens, Permitted Investments, Permitted Licenses and distributions permitted under Section 7.7; and (d) other Transfers of property (other than Intellectual Property) having a book value not exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any Loan Party or any of their respective Subsidiaries to engage in any business other than the businesses engaged in by Loan Parties as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) any Key Person shall cease to be actively engaged in the management of Loan Parties unless written notice thereof is provided to Collateral Agent within five (5) days of such change, (ii) enter into any transaction or series of related transactions in which the stockholders of Irish Parent who were not stockholders immediately prior to the first such transaction own more than forty nine percent (49%) of the voting stock of Irish Parent immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Irish Parent’s equity securities in a public offering, a private placement of public equity or to venture capital investors so long as Irish Parent identifies to Collateral Agent the venture capital investors prior to the closing of the transaction), or (iii) enter into any transaction or series of related transactions in which Irish Parent ceases to directly or indirectly own one hundred percent (100%) of the capital stock of Borrowers. Loan Parties shall not, without at least ten (10) days’ prior written notice to Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations (i) contain less than Two Hundred Fifty Thousand Dollars ($250,000.00) in assets or property of Loan Parties or any of its Subsidiaries, (ii) is a contract manufacturer or clinical trial site and to the extent that any such contract manufacturer and clinical site maintains Collateral having a book value in the aggregate not in excess of Five Hundred Thousand Dollars ($500,000.00) per location, or (iii) are not Loan Parties’ or any of its Subsidiaries’ chief executive office or registered office; (B) change its jurisdiction of incorporation or organization, (C) change its organizational structure or type, (D) change its legal name, or (E) change any organizational or registration number (if any) assigned by its jurisdiction of incorporation or organization.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit Loan Parties or any of their respective Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit Loan Parties or any of their respective Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person (including, without limitation, by the formation of any Subsidiary). A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a “co-Borrower” hereunder or has provided a secured Guaranty of Borrower’s Obligations hereunder) or with (or into) Loan Party provided Loan Party is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom. Without limiting the foregoing, Loan Parties shall not, without Collateral Agent’s prior written consent, enter into any binding contractual arrangement with any Person to attempt to facilitate a merger or acquisition of Loan Parties, unless (i) no Event of Default exists when such agreement is entered into by Loan Parties, (ii) such agreement does not give such Person the right to claim any fees, payments or damages from Loan Parties in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), and (iii) Loan Parties notify Collateral Agent in advance of entering into such an agreement.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of Loan Parties or any of their respective Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement to have priority over Collateral Agent’s Lien (including, Collateral Agent’s Lien pursuant to the Irish Debenture, the IP Agreement and the US Pledge Agreement, to the extent that they are deemed to have priority to the Liens created hereunder)), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Loan Parties or any of their respective Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of such Loan Party’s or any of their respective Subsidiaries’ Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7 Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock except that Loan Parties or any of their respective Subsidiaries may (i) repurchase the stock of current or former employees, directors or consultants pursuant to stock repurchase agreements, stock purchase plans, restricted stock agreements, stock rights plans, director or consultant stock option plans, or similar plans, by the cancellation of indebtedness or otherwise, so long as such repurchases do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate per fiscal year, so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, (ii) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof or conversion of preferred shares into ordinary shares in connection with an initial public offering, and (iii) cash payments in lieu of the issuance of fractional shares upon conversion of convertible securities, so long as such payments do not exceed Five Thousand Dollars ($5,000.00) in the aggregate per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments (including, without limitation, Investments by a Loan Party in or to another Loan Party), or permit any Loan Party or any of their respective Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Loan Parties or any of their respective Subsidiaries, except for (a) transactions that are in the ordinary course of Loan Parties’ or any of their respective Subsidiaries’ business, upon fair and reasonable terms that are no less favorable to Loan Parties or any of their respective Subsidiaries than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) Subordinated Debt, (c) equity investments by investors in Loan Parties or any of their respective Subsidiaries, and (d) transactions among Loan Parties otherwise permitted by the terms of this Agreement.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to the Lenders.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any Loan Party or any of their respective Subsidiaries to do so; withdraw or permit any Loan Party or any of their respective Subsidiaries to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Loan Parties or any of their respective Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.11 Compliance with Anti-Terrorism Laws. Collateral Agent hereby notifies Loan Parties and each of their Subsidiaries that pursuant to the requirements of Anti-Terrorism Laws, Collateral Agent is required to obtain, verify and record certain information and documentation that identifies Loan Parties and each of their Subsidiaries and their principals, which information includes the name and address of Borrower and each of its Subsidiaries and their principals and such other information that will allow Collateral Agent to identify such party in accordance with Anti-Terrorism Laws. Neither Loan Parties nor any of their Subsidiaries shall, nor shall Loan Parties or any of their Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Loan Parties and each of their Subsidiaries shall immediately notify Collateral Agent if such Loan Party or such Subsidiary has knowledge that Loan Party, or any Subsidiary or Affiliate of Loan Party, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Neither Loan Parties nor any of their Subsidiaries shall, nor shall Loan Parties or any of their Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof). During the cure period, the failure to cure the payment default under clause (b) is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrower, any Loan Party or any of their respective Subsidiaries, fails or neglects to perform any obligation in Sections 3.3 (Post-Closing Conditions), 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes; Pensions), 6.5 (Insurance), 6.6 (Operating Accounts), 6.8 (Protection and Registration of Intellectual Property Rights), 6.10 (Access to Collateral; Books and Records), 6.11 (Landlord Waivers; Bailee Waivers), 6.12 (Creation/Acquisition of Subsidiaries) or 6.13 (Further Assurances) or Borrower violates any covenant in Section 7; or

(b) Borrower, any Loan Party or any of their respective Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents to which it is party, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by the relevant Loan Party be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then the relevant Loan Party shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any of its Subsidiaries or any entity acting under control of Borrower or its Subsidiaries on deposit with Collateral Agent or Collateral Agent’s Affiliate or any bank or other institution at which Borrower or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Borrower or any of its Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and

(b) (i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any part of its business;

8.5 Insolvency. (a) Borrower or any of its Subsidiaries is or becomes Insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while Borrower or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is a default (a) in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or that could reasonably be expected to have a Material Adverse Change; provided, however, that the Event of Default under this Section 8.6(a) caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Collateral Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Collateral Agent or any Lender has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Collateral Agent be materially less advantageous to Borrower; or (b) under the Pfizer License, or any promissory note issued in connection therewith and/or any obligation arising out of or related thereto;

8.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

8.8 Misrepresentations. Borrower, any Loan Party, or any of their respective Subsidiaries or any Person acting for Borrower, any Loan Party or any of their respective Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or the Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. Any document, instrument, or agreement subordinating any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement;

8.10 Guaranty. (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any Guaranty; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor, or (d) the liquidation, winding up, or termination of existence of any Guarantor;

8.11 Governmental Approvals. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Change;

8.12 Lien Priority. Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens which are permitted to have priority in accordance with the terms of this Agreement; or

8.13 Delisting. Upon Borrower’s or any Guarantor’s initial public offering and sale of its common stock or other common voting equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, the shares of common stock of Borrower or such Guarantor, as applicable, are delisted from NASDAQ Capital Market (or any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the NASDAQ Capital Market) because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on NASDAQ Capital Market or any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the NASDAQ Capital Market.

9. RIGHTS AND REMEDIES

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent and/or any Lender may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Collateral Agent);

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and a Lender;

(c) foreclose upon and/or sell or otherwise liquidate, the Collateral;

(d) apply to the Obligations any (a) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, or (b) amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower;

(e) commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

(f) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify, demand payment of and performance under, and collect any Accounts and General Intangibles;

(g) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Collateral Agent requests and make it available in a location as Collateral Agent reasonably designates. Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale the Collateral. Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s and each of its Subsidiaries’ labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Borrower’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent or any Lender, for the benefit of the Lenders;

(i) place a “hold” on any account maintained with Collateral Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j) demand and receive possession of Borrower’s Books;

(k) appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of its Subsidiaries;

(l) exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof);

(m) for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110%), of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; and

(i) terminate any FX Contracts.

9.2 Power of Attorney. Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Borrower’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits. Borrower hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Borrower’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make Credit Extensions hereunder. Collateral Agent’s foregoing appointment as Borrower’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Borrower, any Guarantor or any of their respective Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower, any Guarantor or any of their respective Subsidiaries is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, Collateral Agent shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Collateral Agent shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to

Collateral Agent for any deficiency. If Collateral Agent, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collateral Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Collateral Agent of cash therefor.

9.5 Liability for Collateral. So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document to which it is party shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative. Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity. Collateral Agent’s exercise of one right or remedy is not an election and shall not preclude Collateral Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver. Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any Subsidiary is liable.

9.8 Borrower Liability. Any Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder and as agent for service of process. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and/or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Collateral Agent and the Lenders and such payment shall be promptly delivered to the Lenders for application to the Obligations, whether matured or unmatured.

10. NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below. Collateral Agent, any Lender or Borrower may change its mailing address or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:

Iterum Therapeutics International Limited

Iterum Therapeutics US Holding Limited

Iterum Therapeutics US Limited

200 S. Wacker Drive, Suite 2550

Chicago, IL 60606

Attn: Judy Matthews and Louise Barrett

Email: lbarrett@iterumtx.com

with a copy (which shall not constitute notice) to:	Cooley LLP 1700 Seventh Avenue, Suite 1900 Seattle, WA 98101-1355 Attn: Alan Hambelton Fax: (506)-452-8800 Email: ahambelton@cooley.com

If to Collateral Agent or Bank:	Silicon Valley Bank 380 Interlocken Crescent, Suite 600 Broomfield, Colorado 80021 Attention: Katrina Van Gasse Email: kvangasse@svb.com

with a copy (which shall not constitute notice) to:	Troutman Sanders LLP 401 9th Street, NW, Suite 1000 Washington, DC 20004 Attn: Charles Charpentier Fax: (202) 274-2994 Email: charles.charpentier@troutman.com

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

New York law governs the Loan Documents (other than the Irish Law Security Documents) without regard to principles of conflicts of law. In respect of each Loan Document other than the Irish Law Security Documents, Borrower, Lenders and Collateral Agent each submit to the exclusive jurisdiction of the State and Federal courts in the City of New York, Borough of Manhattan. NOTWITHSTANDING THE FOREGOING, COLLATERAL AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH COLLATERAL AGENT AND THE LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE COLLATERAL AGENT’S AND THE LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, first class, registered or certified mail return receipt requested, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, COLLATERAL AGENT, AND THE LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12. GENERAL PROVISIONS

12.1 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Maturity Date by Borrower pursuant to Section 2.2(d). Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and each Lender’s prior written consent (which may be granted or withheld in Collateral Agent’s and each Lender’s discretion, subject to Section 12.6). The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, however, that any such Lender Transfer (other than a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Required Lenders (such approved assignee, an “Approved Assignee”). Notwithstanding the foregoing, in no event shall the grantee of a participation be deemed a Lender hereunder. Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Assignee as Collateral Agent reasonably shall require (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof). Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer (i) in respect of the Warrants or (ii) in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Borrower’s consent, to any Person which is an Affiliate or Subsidiary of Borrower, a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.

12.3 Indemnification. Borrower agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Lender Expenses) incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions between Collateral Agent and/or any Lender and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or the Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6 Correction of Loan Documents. Collateral Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties. Following such correction, Collateral Agent shall endeavor to provide Borrower with notice, and a copy, of such correction, but failure of Collateral Agent to provide such notice or copy shall not invalidate such correction or result in any breach of this Agreement by Collateral Agent or any Lender.

12.7 Amendments in Writing; Waiver; Integration. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document or waiver, discharge or termination of any obligation under any Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective, enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9 Confidentiality. In handling any confidential information of Borrower, the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, to Collateral Agent’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Lenders and Collateral Agent, collectively, “Lender Entities”) or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Collateral Agent shall use best efforts to obtain any, except upon the occurrence and during the continuance of an Event of Default, prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement with the Lenders and Collateral Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Lender Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.

12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Collateral Agent and/or any Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (i) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (ii) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (iii) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.16 Right of Set Off. Borrower hereby grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or the Lenders or any entity under the control of Collateral Agent or the Lenders (including a Collateral Agent affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.17 Cooperation of Borrower. If necessary, Borrower agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.1, (ii) make Borrower’s management available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing) during reasonable business hours and upon reasonable prior written notice, and (iii) assist Collateral Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.9, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

13. DEFINITIONS

13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Additional Costs” is defined in Section 3.8(a).

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Date” is, with respect to any Term Loan, November 1, 2019; provided, however, that if a Term B Loan is funded, then the Amortization Date with respect to any Term Loan shall be extended to April 1, 2020.

“Annual Projections” is defined in Section 6.2(a).

“Anti-Terrorism Laws” are any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents on behalf of Borrower.

“Bank” is defined in the preamble hereof.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are Borrower’s or any of Loan Party’s or any of their respective Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Borrower’s or any Loan Party’s or any of their respective Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Collateral Agent is closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., and (c) Collateral Agent’s certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent, and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition. For the avoidance of doubt, the direct purchase by Borrower or any of its Subsidiaries of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower or any of its Subsidiaries shall be conclusively determined by Collateral Agent as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this Agreement governing Permitted Investments. Notwithstanding the foregoing, Cash Equivalents does not include and Borrower, and each of its Subsidiaries, are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security (each, an “Auction Rate Security”).

“CBI Banking Authorisation” is an authorization issued by the Central Bank of Ireland under Section 9A of the Central Bank Act 1971 of Ireland.

“Claims” are defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower, any Guarantor or any Subsidiary at any time.

“Collateral Agent” is defined in the preamble.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Companies Act 2014” means Companies Act 2014 (as amended) of Ireland.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which such Loan Party or any of its Subsidiaries maintains a Deposit Account or the securities intermediary or commodity intermediary at which such Loan Party or any of its Subsidiaries maintains a Securities Account or a Commodity Account, such Loan Party and such Subsidiary, and Collateral Agent pursuant to which Collateral Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Term Loan, amount utilized for Bank Services, or any other extension of credit by Collateral Agent or the Lenders for Borrower’s benefit.

“CRO” is the Companies Registration Office of Ireland.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account, account number ******9128, maintained with Collateral Agent.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Collateral Agent at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“ECB Banking Authorisation” is:

(a) In the case of a licence issued under section 9 of the Central Bank Act 1971 of Ireland prior to 4 November 2014, such a licence which is deemed in accordance with the SSM Regulation to be an authorisation granted by the European Central Bank under the SSM Regulation; or

(b) In any other case, an authorisation granted under the SSM Regulation on the application therefor under section 9 of the Central Bank Act 1971 of Ireland.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of Five Billion Dollars ($5,000,000,000.00), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to a Loan Party without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) a Loan Party or any of Loan Party’s Affiliates or Subsidiaries or (ii) a direct competitor of a Loan Party or a vulture hedge fund, each as determined by Collateral Agent. Notwithstanding the foregoing, (x) in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 8.

“Facility Office” is the office or offices notified by that Lender to the Collateral Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original principal amount of such Term Loan multiplied by the Final Payment Percentage, payable to the Lenders in accordance with their respective Pro Rata Shares.

“Final Payment Percentage” is four and twenty hundredths of one percent (4.20%).

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any territory thereof.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent, including, but not limited to Irish Parent.

“Guaranty” is any guarantee of all or any part of the Obligations (including but not limited to the Irish Guarantee), as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including liquidation, examinership, administration, receivership, dissolution, court schemes of arrangements, assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Loan Parties’ or any of their respective Subsidiaries’ right, title and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance, payment or capital contribution to any Person.

“Irish Collateral Accounts” means the Collateral Accounts maintained by Iterum International and/or Irish Parent with Bank of Ireland in Ireland.

“Irish Debenture” means the Irish law Debenture dated the Effective Date between Irish Parent, Iterum International as chargors and Collateral Agent, as collateral agent.

“Irish Guarantee” means the Irish law guarantee and indemnity dated the Effective Date between Irish Parent and Collateral Agent.

“Irish Parent” means Iterum Therapeutics Public Limited Company, with company number 563531 and having its registered address at Block 2, Floor 3, Harcourt Centre, Harcourt Street, Dublin 2.

“Irish Law Security Documents” means the Irish Debenture and the Irish Guarantee.

“Irish Shares” means the shares secured in favour of Collateral Agent either pursuant to the Irish Debenture or another Loan Document which is governed by Irish law.

“IP Agreement” is that certain Intellectual Property Security Agreement entered into by and between the Loan Parties and Collateral Agent dated as of the Effective Date, as such may be amended from time to time.

“Key Person” is (i) the Chief Executive Officer of the Irish Parent, who is Corey Fishman as of the Effective Date, and (ii) Chief Scientific Officer of the Irish Parent, who is Michael Dunne as of the Effective Date.

“Lender” is any one of the Lenders.

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lender Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents or realizing the Collateral (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower or any Guarantor.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrants, the Perfection Certificates, each Compliance Certificate, each Loan Payment/Advance Request Form and any Bank Services Agreement, each Guaranty, the IP Agreement, the Irish Debenture, any subordination agreements, any note, or notes, guaranties, charges or debentures executed by Borrower, any Guarantor, or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and/or Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

“Loan Party” means Borrower and any Guarantor.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Collateral Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations or condition (financial or otherwise) of Borrower or any of its Subsidiaries; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is, for each Term Loan, March 1, 2022.

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, fees, Lenders’ Expenses, the Prepayment Fee, the Final Payment, and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents (other than the Warrants), or otherwise (other than arising from, out of or under the Warrants), including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents (other than the Warrants).

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s certificate of incorporation or other formation documents , as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of incorporation or organization or by an officer of such Person, as applicable, on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), (c) if such Person is a partnership, its partnership agreement (or similar agreement), and (d) if such Person is a company incorporated in Ireland, its constitution, each of the foregoing with all current amendments or modifications thereto.

“Parent” is defined in Section 3.8(b).

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Request Form” is that certain form attached hereto as Exhibit B.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on May 1, 2018.

“Perfection Certificate” and “Perfection Certificates” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a) any Loan Party’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s);

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness consisting of capitalized lease obligations (excluding any Loan Party’s real property operating leases in effect as of the Effective Date to the extent that any changes in GAAP require such real property operating leases to be classified and accounted for as a capital lease on a balance sheet of such Loan Party under GAAP), equipment financing and purchase money Indebtedness, in each case incurred by any Loan Party or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Two Million Dollars ($2,000,000.00) at any time (provided that upon the initial public offering and sale of Guarantor’s common stock or other common voting equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, with $70,000,000.00 in net proceeds to Guarantor, such amount shall be increased to Four Million Dollars ($4,000,000.00)), (ii) the aggregate outstanding principal amount of such

Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made), and (iii) any liens on capital leases incurred in connection with the build out of the manufacturing plant in Ireland shall only be subject to a floating charge;

(f) any obligations to Bank with respect to (i) corporate credit cards or issued for the account of any Loan Party or any of its Subsidiaries in an aggregate amount outstanding, when combined with those amounts permitted in the following clause (ii), not to exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) at any time, (ii) any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect any Loan Party or any of its Subsidiaries against fluctuation in interest rates, currency exchange rates or commodity prices in an aggregate amount outstanding, when combined with those amounts permitted in the foregoing clause (i), not to exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) at any time, or (iii) letters of credit, bank guarantees and similar instruments issued for the account of any Loan Party or any of its Subsidiaries in the ordinary course of business supporting obligations under (A) workers’ compensation, unemployment insurance and other social security laws, (B) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature, in an aggregate amount outstanding not to exceed the lesser of (i) One Hundred Twenty Thousand Dollars ($120,000.00), and (ii) the aggregate required face amount of such letters of credit, bank guarantees and similar instruments, at any time;

(g) deposits held in escrow accounts or held by landlords, for real estate leases issued for the account of any Loan Party or any of its Subsidiaries in the ordinary course of business supporting (i) those certain obligations to Airspace Investments Limited in an aggregate amount outstanding not to exceed the lesser of (A) Seven Hundred Thousand Euros (€700,000), and (B) the aggregate required face amount of such security deposits, at any time, (ii) those certain obligations to Mill Meadow Development, LLC in an aggregate amount outstanding not to exceed the lesser of (A) Seventeen Thousand Dollars ($17,000), and (B) the aggregate required face amount of such security deposits, at any time, and (iii); those certain obligations to IPUT plc in an aggregate amount outstanding not to exceed the lesser of (A) Three Hundred Thousand Euros (€300,000), and (B) the aggregate required face amount of such security deposits, at any time;

(h) Investments under clause (f) of the definition “Permitted Investments”;

(i) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; provided that the aggregate amount of all such Indebtedness does not exceed Five Hundred Thousand Dollars ($500,000) at any time;

(j) unsecured Indebtedness in the form of “Regulatory Approval Milestone Payments” owing to Pfizer arising out of, related to or in any way in connection with Pfizer License, or otherwise (including but not limited to any unsecured promissory notes, in substantially the same form as the form of unsecured promissory note provided to Collateral Agent as of the date hereof and attached hereto as Exhibit E, issued to Pfizer in accordance with Section 5.4 of the Pfizer License), not to exceed the aggregate principal amount of Sixty Million

Dollars ($60,000,000.00), plus accrued or capitalized interest thereon; provided, that Loan Parties shall promptly deliver upon its execution, and upon receipt of executed documents from Pfizer, executed copies of any notes or other documents evidencing such unsecured Indebtedness as well as Pfizer’s written acknowledgement of the restrictions on payments contained herein;

(k) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of any Loan Party’s business;

(l) Indebtedness under customs bonds incurred in the ordinary course of business, to secure payments of customs duties in connection with the importation of goods that are promptly paid before they become due; provided that the aggregate amount of all such Indebtedness does not exceed Five Hundred Thousand Dollars ($500,000) at any time;

(m) Other unsecured Indebtedness not to exceed One Hundred Thousand Dollars ($100,000); and

(n) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (j) above, provided that the principal amount thereof is not increased, or the terms thereof are not modified to impose materially more burdensome terms upon any Loan Party, or its Subsidiaries, as the case may be.

“Permitted Investments” are:

(a) Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date and shown on the Perfection Certificate;

(b) (i) Investments consisting of cash and Cash Equivalents, and (ii) any other Investments permitted by any Loan Party’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Loan Parties;

(d) Investments consisting of deposit, securities and/or commodities accounts in which Collateral Agent has a perfected security interest except as otherwise permitted pursuant to Section 6.6;

(e) Investments in connection with Transfers permitted by Section 7.1 and Investments permitted under Section 7.3;

(f) (i) Investments by a Loan Party in or to another Loan Party, (ii) Investments by a Loan Party in a non-Loan Party Subsidiary of a Loan Party not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year, (iii) Investments by non-Loan Party Subsidiaries of a Loan Party in other non-Loan Party Subsidiaries, and (iv) Investments by non-Loan Party Subsidiaries;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Irish Parent pursuant to employee stock purchase plans or agreements approved by Irish Parent’s Board of Directors; not to exceed One Hundred Fifty Thousand Dollars ($150,000) in the aggregate for (i) and (ii) in any fiscal year;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of any Loan Party in any of its Subsidiaries; and

(j) Investments constituting interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect any Loan Party or any of its Subsidiaries against fluctuation in interest rates, currency exchange rates or commodity prices, to the extent permitted under clause (f) of the definition “Permitted Indebtedness”; and

(k) Investments in joint ventures or strategic alliances in the ordinary course of any Loan Party’s business consisting of the non-exclusive licensing of technology, Permitted Licenses, the development of technology or the providing of technical support, provided that any cash investments by all Loan Parties do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year.

“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, and (B) non-exclusive and exclusive licenses for the use of the Intellectual Property of any Loan Party or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), (i) no Event of Default has occurred or is continuing at the time of such license; (ii) the license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of any Loan Party or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; (iii) in the case of any exclusive license, (x) a Loan Party delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to Collateral Agent and the Lenders and delivers to Collateral Agent and the Lenders copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (y) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States; and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to any Loan Party or any of its Subsidiaries are paid to a Deposit Account that is governed by a Control Agreement.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and disclosed on the Perfection Certificates or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which the applicable Loan Party maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within (A) twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness in the United States, and (B) thirty (30) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness in Ireland, and (ii) such liens do not extend to any property of any Loan Party other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness, and (ii) such liens on capital leases incurred in connection with the build out of the manufacturing plant in Ireland shall only be subject to a floating charge;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000.00), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of any Loan Party’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of any Loan Party’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest therein;

(h) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with any Loan Party’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(b) hereof;

(i) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7; and

(j) Liens consisting of Permitted Licenses;

(k) Liens in favor of Bank securing Indebtedness under clause (f) of the definition “Permitted Indebtedness” on cash collateral;

(l) Liens in favor of customs and revenue authorities arising as a matter of law or deposits required under applicable law, in the ordinary course of business, to secure payments of customs duties in connection with the importation of goods that are promptly paid before they become due and for which bonds have been posted prior to the payment thereof;

(m) Liens on insurance proceeds, in an aggregate amount not to exceed the amount permitted under clause (i) of the definition of “Permitted Indebtedness,” in favor of insurance companies granted solely to secure financed insurance premiums to the extent that such financed insurance premiums constitute Permitted Indebtedness under this Agreement;

(n) Uniform Commercial Code financing statements filed (or similar filings under applicable law) solely as a precautionary measure in connection with operating leases expressly permitted by the terms of this Agreement;

(o) Liens or deposits to secure the performance of leases not representing an obligation for borrowed money, in aggregate amounts not to exceed the amounts permitted under clause (g) of the definition “Permitted Indebtedness” on such cash collateral; and

(p) Liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, subleases, non-exclusive licenses or sublicenses of personal property, contracts for the purchase of property permitted hereunder, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business not representing an obligation for borrowed money.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pfizer” means Pfizer Inc.

“Pfizer License” is that certain License Agreement, by and among Irish Parent, Iterum International and Pfizer Inc., dated as of November 18, 2015.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i) for a prepayment made on or after the Funding Date of such Term Loan through and including the first anniversary of the Funding Date of such Term Loan, three percent (3.00%) of the principal amount of such Term Loan prepaid;

(ii) for a prepayment made after the date which is after the first anniversary of the Funding Date of such Term Loan through and including the second anniversary of the Funding Date of such Term Loan, two percent (2.00%) of the principal amount of the Term Loans prepaid; and

(iii) for a prepayment made after the date which is after the second anniversary of the Funding Date of such Term Loan and prior to the Maturity Date, one percent (1.00%) of the principal amount of the Term Loans prepaid.

Notwithstanding the foregoing, the Prepayment Fee shall be waived by Bank in the event Borrower refinances any Term Loan with Bank and each participant of such Term Loan.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Qualifying Lender” is a lender or New Lender which is beneficially entitled to the interest payable to that lender or New Lender, as applicable, in respect of an advance under this Agreement and:

(a) which is the holder of an ECB Banking Authorisation or CBI Banking Authorisation and whose Facility Office is located in Ireland; or

(b) which is a building society (as defined for the purposes of section 256(1) of the TCA) and which is carrying on a bona fide banking business in Ireland (for the purposes of section 246(3) of the TCA) and whose Facility Office is located in Ireland; or

(c) which is an authorised credit institution under the terms of Directive 2013/36/EU and has duly established a branch in Ireland having made all necessary notifications to its home state competent authorities required thereunder (and, where applicable in accordance with the SSM Regulation) in relation to its intention to carry on banking business in Ireland and such credit institution is carrying on a bona fide banking business in Ireland (for the purposes of section 246(3) of the TCA) and whose Facility Office is located in Ireland; or

(d) which is a company (within the meaning of section 246 of the TCA);

(i) which, by virtue of the law of a Relevant Territory is resident in the Relevant Territory for the purposes of tax and that jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction; or

(ii) in receipt of interest under this Agreement which:

(1) is exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction that is in force on the date the relevant interest is paid; or

(2) would be exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction signed on or before the date on which the relevant interest is paid but not in force on that date, assuming that treaty had the force of law on that date;

provided that, in the case of both (i) and (ii) above, such company does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland; or

(e) which is a U.S. corporation that is incorporated in the U.S.A. and is subject to U.S. Federal income tax on its worldwide income provided that such U.S. corporation does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland; or

(f) which is a U.S. LLC, where the ultimate recipients of the interest payable to that LLC satisfy the requirements set out in (d) or (e) above and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes, provided that such LLC does not provide its commitment in connection with a trade or business which is carried on by it in Ireland through a branch or agency in Ireland; or

(g) which is a company (within the meaning of section 246 of the TCA);

(i) which advances money in the ordinary course of a trade which includes the lending of money;

(ii) in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of that company;

(iii) which has complied with the notification requirements set out in section 246(5)(a) of the TCA; and

(iv) whose Facility Office is located in Ireland; or

(h) which is a qualifying company (within the meaning of section 110 of the TCA) and whose Facility Office is located in Ireland; or

(i) which is an investment undertaking (within the meaning of section 739B of the TCA) and whose Facility Office is located in Ireland; or

(j) which is an exempt approved scheme within the meaning of section 774 of the TCA whose Facility Office is located in Ireland; or

(k) which is a Treaty Lender.

“Regulatory Change” means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state, or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of lenders including Bank, of or under any United States federal or state, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Relevant Territory” means

(a) a member state of the European Communities (other than Ireland); or

(b) to the extent not a member state of the European Communities, a jurisdiction with which Ireland has entered into a double taxation treaty that either has the force of law by virtue of section 826(1) of the TCA or which will have the force of law on completion of the procedures set out in section 826(1) of the TCA.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least sixty six percent (66%) of the aggregate outstanding principal balance of the Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan, (B) each assignee or transferee of an Original Lender’s interest in the Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

“Requirement of Law” is as to any Person, the organizational, constitutional or other governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Loan Party acting alone, or with respect of Iterum International and Irish Parent, a director, secretary or any attorney appointed by such entities.

“Restricted License” is any material license or other agreement with respect to which a Loan Party is the licensee (a) that prohibits or otherwise restricts Loan Parties from granting a security interest in Loan Parties’ interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.

“Second Draw Condition” is the earlier to occur of the following (i) the achievement by Borrower of both primary endpoints from its Phase III uUti trial (as defined in the clinical protocol referenced in the Special Protocol Agreement dated February 6, 2018) as well as reporting satisfactory safety data from the trial, as determined by Collateral Agent in its sole discretion, and (ii) the achievement by Borrower of non-inferiority primary endpoints from both its Phase III uUti and cUTI trials (as defined in the clinical protocols referenced in the Special Protocol Agreements dated February 6, 2018 and January 31, 2018) as well as reporting satisfactory safety data from the trials, as determined by Collateral Agent in its sole discretion.

“Second Draw Period” is the period commencing on the date of the occurrence of the Second Draw Condition and ending on the earliest of (i) October 31, 2019, (ii) the thirtieth (30th) day following the occurrence of the Second Draw Condition, and (iii) the occurrence of an Event of Default; provided, however, that the Second Draw Period shall not commence if on the date of the occurrence of the Second Draw Condition an Event of Default has occurred and is continuing.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Shares” is one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or Borrower’s Subsidiary, in any Subsidiary.

“SSM Regulation” means Council Regulation (EU) No 1024/2013 of 15 October 2013 conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions.

“Solvent” is, with respect to any Person: the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities; such Person is not left with unreasonably small capital after the transactions in this Agreement; and such Person is able to pay its debts (including trade debts) as they mature.

“Subordinated Debt” is indebtedness incurred by Loan Parties or any of their Subsidiaries subordinated to all of their now or hereafter indebtedness to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between Collateral Agent, the applicable Loan Parties, and/or any of its Subsidiaries, and the other creditor), on terms acceptable to Collateral Agent and the Lenders.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Loan Parties.

“TCA” is the Taxes Consolidation Act 1997 of Ireland.

“Term Loan” is defined in Section 2.2(a)(ii) hereof.

“Term A Loan” is defined in Section 2.2(a)(i) hereof.

“Term B Loan” is defined in Section 2.2(a)(ii) hereof.

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1.

“Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the relevant Loan Party connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Treaty Lender” means a lender other than a lender falling within paragraph (d), (e) or (f) of the definition of Qualifying Lender set out above which is on the date any relevant payment is made entitled under a double taxation agreement (a “Treaty”) in force on that date (subject to the completion of any procedural formalities) to that payment without any deduction of tax.

“Warrants” are those certain Warrants to Purchase Stock dated as of the Effective Date, or any date thereafter, issued by Iterum Therapeutics Public Limited Company, each as amended, restated or modified from time to time.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ITERUM THERAPEUTICS INTERNATIONAL LIMITED

By /s/ Judy Matthews
Name: Judy Matthews
Title: Director

ITERUM THERAPEUTICS US LIMITED

By /s/ Judy Mathews
Name: Judy Matthews
Title: Director & CFO

ITERUM THERAPEUTICS US HOLDING LIMITED

By /s/ Judy Matthews
Name: Judy Matthews
Title: Director & CFO

COLLATERAL AGENT AND LENDER:

SILICON VALLEY BANK

By /s/ Tom Hertzberg
Name: Tom Hertzberg
Title: Director

SCHEDULE 1.1

Lenders and Commitments

Term A Loans

Lender	Term Loan Commitment	Commitment Percentage
SILICON VALLEY BANK	$15,000,000.00	100.00%

TOTAL	$15,000,000.00	100.00%

Term B Loans

Lender	Term Loan Commitment	Commitment Percentage
SILICON VALLEY BANK	$15,000,000.00	100.00%

TOTAL	$15,000,000.00	100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment	Commitment Percentage
SILICON VALLEY BANK	$30,000,000.00	100.00%

TOTAL	$30,000,000.00	100.00%

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including all Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any license, contract or interest of Borrower as a lessee under an Equipment lease, in each case if the granting of a Lien in such license, contract or lease is prohibited by or would constitute a default under the agreement governing such license, contract or lease (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license, contract or lease, as applicable, shall automatically be subject to the security interest granted in favor of Secured Party hereunder and become part of the “Collateral”; and (ii) any “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise.

EXHIBIT B

Loan Payment/Advance Request Form

DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME

Fax To:                                                                                                                                                        Date: ____________________

LOAN PAYMENT:

ITERUM THERAPEUTICS INTERNATIONAL LIMITED, ITERUM THERAPEUTICS US HOLDING LIMITED and ITERUM THERAPEUTICS US LIMITED

From Account #________________________________     To Account

#__________________________________________________

(Deposit Account #)                                                                  (Loan Account #)

Principal $____________________________________    and/or Interest

$______________________________________________________

Authorized Signature:                                                  Phone Number:

Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________     To Account

#__________________________________________________

(Loan Account #)                                                                                           (Deposit Account #)

Amount of Advance $___________________________

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:                                                                                       Phone Number:

Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name: _______________________________________________________________________________________

                                                                          Amount of Wire: $ _____________________________

Beneficiary Bank: ________________________________________________________________________________________

                                                                          Account Number: ______________________________

City and State:

Beneficiary Bank Transit (ABA) #:                                  Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank:                                                            Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________    2nd Signature (if required):

___________________________________________

Print Name/Title: ______________________________    Print Name/Title:

________________________________________________

Telephone #:                                                                          Telephone #:                                              ]

EXHIBIT C

Compliance Certificate

TO:	SILICON VALLEY BANK

FROM:	ITERUM THERAPEUTICS INTERNATIONAL LIMITED, ITERUM THERAPEUTICS US HOLDING LIMITED and ITERUM THERAPEUTICS US LIMITED

The undersigned authorized officer (“Officer”) of Iterum Therapeutics International Limited, Iterum Therapeutics US Holding Limited and Iterum Therapeutics US Limited (individually and collectively, jointly and severally, “Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below;

(b) There are no Events of Default, except as noted below;

(c) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d) Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Monthly within 30 days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 120 days after FYE		Yes	No	N/A
3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 60 days after FYE), and when revised		Yes	No	N/A
4)	A/R & A/P agings	If applicable		Yes	No	N/A
5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
6)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A
7)	IP Report	When required		Yes	No	N/A
8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00)?	Yes	No

4)	Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

ITERUM THERAPEUTICS INTERNATIONAL LIMITED

ITERUM THERAPEUTICS US HOLDING LIMITED

ITERUM THERAPEUTICS US LIMITED

By
Name:
Title:

Date:

BANK USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status: Yes No

C-4